Exhibit 10.3

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 9, 2021, by and among Kensington Capital Sponsor II LLC, a Delaware limited liability company (“Sponsor”), Kensington Capital Acquisition Corp. II, a Delaware corporation (“SPAC”), Wallbox B.V., a private company with limited liability incorporated under the Laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) (“Holdco”) and Wall Box Chargers, S.L., a Spanish limited liability company (sociedad limitada) (the “Company”). Capitalized terms used but not defined herein have the meanings assigned to them in the Business Combination Agreement dated as of the date of this Agreement (as amended from time to time, the “Business Combination Agreement”) by and among Holdco, SPAC, Orion Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub”), and the Company.

WHEREAS, Sponsor owns 5,750,000 shares (including any shares of Class A Common Stock (as defined below) issued upon conversion of such shares, the “Founder Shares”) of Class B common stock, par value $0.0001 per share, of SPAC (the “Class B Common Stock”, and collectively with the Class A Common Stock, “SPAC Common Stock”);

WHEREAS, in connection with SPAC’s initial public offering, SPAC, Sponsor and certain officers and directors of SPAC (collectively, the “Insiders”) entered into a letter agreement, dated as of February 25, 2021 (as amended, the “Insider Letter”), pursuant to which Sponsor and the Insiders agreed to certain voting requirements, transfer restrictions and waiver of redemption rights with respect to the SPAC securities (and as of the Merger Effective Time, Holdco securities) owned by them;

WHEREAS, Article IV, Section 4.3(b)(ii) of SPAC’s Amended and Restated Certificate of Incorporation (the “SPAC Charter”) provides, among other matters, that the Founder Shares will automatically convert into shares of Class A Common Stock, par value $0.0001 per share, upon the consummation of an initial business combination, subject to adjustment if additional shares of Class A Common Stock (together with any successor equity security thereto in the Transactions (as defined below), “Class A Common Stock”), or Equity-linked Securities (as defined in the SPAC Charter), are issued or deemed issued in excess of the amounts sold in SPAC’s initial public offering (the “Anti-Dilution Right”), excluding certain exempted issuances;

WHEREAS, the parties acknowledge that issuances of ordinary shares by Holdco in the transactions contemplated by the Business Combination Agreement do not give rise to any Anti-Dilution Right. Notwithstanding the foregoing, in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one;

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, Holdco, Merger Sub and the Company are entering into the Business Combination Agreement, pursuant to which, among other things, (a) pursuant to the Exchange Agreement: (i) each holder of Company Convertible Notes will convert its Company Convertible Notes into Company

Ordinary Shares (the “Convert Exchange”), and (ii) following the Convert Exchange, each holder of Company Ordinary Shares will contribute its Company Ordinary Shares to Holdco in exchange for Holdco Ordinary Shares and the Company will become a wholly-owned subsidiary of Holdco (the “Ordinary Exchange,” and together with the Convert Exchanges, the “Exchanges”), and (b) following the Exchanges, pursuant to the Business Combination Agreement: (i) Merger Sub will merge into SPAC (the “Merger”) with SPAC as the surviving corporation (ii) as a result of the Merger, all of the common stock of the Surviving Corporation (other than Excluded Shares) will be converted into and become New Kensington Common Stock (as defined in the Business Combination Agreement), which will then be exchanged for Holdco Ordinary A Shares in accordance with the provisions of Section 2:94b of the Dutch Civil Code (Burgerlijk Wetboek), by means of a contribution in kind (Inbreng op aandelen anders dan in geld) to Holdco;; (the transactions contemplated by the Business Combination Agreement, the “Transactions”); and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Business Combination Agreement, the Company has required that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

1.         Enforcement of Sponsor Voting Requirements, Transfer Restrictions and Redemption Waiver. During the period beginning on the date of this Agreement and ending on the earlier of (x) the Merger Effective Time and (y) the date on which the Business Combination Agreement is validly terminated in accordance with its terms, for the benefit of the Company, (a) (i) Sponsor agrees that it will comply with, and perform all of its obligations, covenants and agreements set forth in, the Insider Letter in all material respects, including voting in favor of the Transactions and not redeeming its shares of SPAC common stock in connection with the Transactions, and (ii) it will not make any Transfers of Class B Common Stock (except for Transfers permitted by Section 8(c) of the Letter Agreement provided that the party to which such shares are transferred enters into a joinder to this Agreement) (b) SPAC agrees to enforce the Insider Letter in accordance with its terms; and (c) each of Sponsor and SPAC agree (i) that the prior written consent of the Company will be required in addition to the prior written consent of the Representatives (as defined in the Insider Letter) for any of the matters described in Section 4 of the Insider Letter (except for Transfers permitted by Section 8(c) of the Letter Agreement provided that the party to which such shares are transferred enters into a joinder to this Agreement), and (ii) not to amend, modify or waive any provision of the Insider Letter without the prior written consent of the Company.

2.         General.

(a) Termination. This Agreement shall terminate on the earlier to occur of (a) the Merger Effective Time or (b) at such time, if any, as the Business Combination Agreement is terminated in accordance with its terms prior to the Merger Effective Time, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement; provided, however, that no termination of this Agreement shall relieve or release a party from any obligations or liabilities arising out of such party’s breaches of this Agreement prior to such termination.

(b) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx or other nationally recognized overnight courier service, or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

if to SPAC, to it at:

Kensington Capital Acquisition Corp. II

1400 Old Country Road, Suite 301

Westbury, New York 11590

Attention: Justin Mirro

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Charles A. Samuelson

Email: chuck.samuelson@hugheshubbard.com

if to the Sponsor, to it at:

Kensington Capital Sponsor II LLC

1400 Old Country Road, Suite 301

Westbury, New York 11590

Attention: Justin Mirro

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Charles A. Samuelson

Email: chuck.samuelson@hugheshubbard.com

if to the Company or Holdco, to it at:

Carrer del Foc, 68

Barcelona, Spain 08038

Attention: Enric Asuncion Sousa

Email: enric@wallbox.com

with a copy to:

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston, TX 77002

United States

Attention: Ryan Maierson

Email: Ryan.Maierson@lw.com

and

Plaza de la Independencia 6

28001 Madrid

Spain

Attention: José Antonio Sánchez

Email: Jose.Sanchez@lw.com

(c) Entire Agreement. This Agreement (including the Business Combination Agreement and each of the other documents and the instruments referred to herein, to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 11.06 and 11.07 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(e) Remedies. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of any rights or remedies otherwise available. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(f) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of SPAC, Holdco, the Company and Sponsor. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(h) Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties; provided, that in the event that Sponsor transfers any of its Founder Shares or Private Placement Warrants (as defined in the Insider Letter) (or component securities or shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants) to any Permitted Transferee in accordance with Section 8(c) of the Insider Letter and this Agreement, Sponsor may, by providing notice to SPAC, Holdco and the Company prior to or promptly after such transfer, transfer its rights and obligations under this Agreement with respect to such securities to such Permitted Transferee so long as such Permitted Transferee agrees in writing to be bound by the terms of this Agreement that apply to Sponsor hereunder with respect to such securities. Any purported assignment in violation of this Section 2(h) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and permitted assigns.

(i) Costs and Expenses. Each party to this Agreement will pay its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

(j) No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Merger Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 2(j).

(k) Capacity as Stockholder. Sponsor signs this Agreement solely in its capacity as a stockholder of SPAC, and not in its capacity as a director (including “director by deputization”), officer or employee of SPAC, if applicable. Nothing herein shall be construed to limit or affect any actions or inactions by Sponsor or any representative of Sponsor, as applicable, serving as a director of SPAC or any subsidiary of SPAC, acting in such person’s capacity as a director or officer of SPAC or any subsidiary of SPAC (it being understood and agreed that the Business Combination Agreement contains provisions that govern the actions or inactions by the directors of the Company with respect to the Merger and Transactions).

(l) Headings; Interpretation. The headings and subheadings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Support Agreement as of the date first written above.

KENSINGTON CAPITAL ACQUISITION CORP. II

By:	/s/ Justin Mirro
Name: Justin Mirro
Title: Chief Executive Officer

KENSINGTON CAPITAL SPONSOR II LLC

By: Kensington Capital Partners, LLC
Its: Managing Member

By:	/s/ Justin Mirro
Name: Justin Mirro
Title: Managing Member

WALLBOX B.V.

By:	/s/ Enric Asunción Escorsa
Name: Enric Asunción Escorsa
Title: Director

WALLBOX CHARGERS, S.L.

By:	/s/ Enric Asunción Escorsa
Name: Enric Asunción Escorsa
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]